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                                 EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1995 Non-Employee Directors Stock Option Plan of Intrusion Inc. of our report dated January 17, 2002, with respect to the consolidated financial statements and schedule of Intrusion Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

ERNST & YOUNG LLP

Dallas, Texas
June 10, 2002